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                                                                     EXHIBIT 5.2


                        [Owens-Illinois Inc. Letterhead]


                                 April 5, 2002



Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio  43666

            Re:   $1,000,000,000 Aggregate Principal Amount of
                  8 7/8% Senior Secured Notes due 2009
                  --------------------------------------------

Ladies and Gentlemen:

            I am Vice President and Secretary to Owens-Brockway Glass Container Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the registration of $1,000,000,000 aggregate principal amount of the Company's 8 7/8% Senior Secured Notes due 2009 (the "Securities") and the guarantees of the Securities (the "Guarantees") by Owens-Illinois Group, Inc. ("Group") and the domestic subsidiaries of Group listed on Schedule A hereto (collectively, and together with Group, the "Guarantors"), under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission on April 5, 2002 (the "Registration Statement"). You have requested my opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture, dated January 24, 2002, as supplemented by the First Supplemental Indenture, dated January 24, 2002 (as supplemented, the "Indenture") by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 8 7/8% Senior Secured Notes due 2009 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

            In my capacity as such counsel in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Securities and the Guarantees, respectively. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary for purposes of this opinion.

--------------------------------------------------------------------------------
    505 Montgomery Street, Suite 1900 o San Francisco, California 94111-2562
                 TELEPHONE: (415) 391-0600 o FAX: (415) 395-8095

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            In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

            I am opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of Ohio and the Delaware General Corporation Law (the "DGCL"), and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

            Subject to the foregoing and the other matters set forth herein, it is my opinion that as of the date hereof:

            1. The Securities have been duly authorized by all necessary corporate action of the Company.

            2. Each of the Guarantees has been duly authorized by all necessary corporate, limited liability company or partnership action of the respective Guarantor.

            I consent to your filing this opinion as an exhibit to the above mentioned Registration Statement.

                                       Very truly yours,

                                       /s/ James W. Baehren

                                       James W. Baehren




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                                   SCHEDULE A


                  ACI America Holdings Inc.
                  Anamed International, Inc.
                  BriGam Medical, Inc.
                  BriGam Ventures, Inc.
                  BriGam, Inc.
                  Brockway Realty Corporation
                  Brockway Research, Inc.
                  Continental PET Technologies, Inc.
                  MARC Industries, Inc.
                  Martell Medical Products, Incorporated
                  NHW Auburn, LLC
                  OB Cal South Inc.
                  OI AID STS Inc.
                  OI Auburn Inc.
                  OI Australia Inc.
                  OI Brazil Closure Inc.
                  OI California Containers Inc.
                  OI Castalia STS Inc.
                  OI Consol STS Inc.
                  OI Ecuador STS Inc.
                  OI Europe & Asia Inc.
                  OI General Finance Inc.
                  OI General FTS Inc.
                  O-I Health Care Holding Corp.
                  O-I Holding Company, Inc.
                  OI Hungary Inc.
                  OI International Holdings Inc.
                  OI Levis Park STS Inc.
                  OI Medical Holdings Inc.
                  OI Medical Inc.
                  OI Peru STS Inc.
                  OI Plastic Products FTS Inc.
                  OI Poland Inc.
                  OI Puerto Rico STS Inc.

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                  OI Regioplast STS Inc.
                  OI Venezuela Plastic Products Inc.
                  OIB Produvisa Inc.
                  Overseas Finance Company
                  Owens-BriGam Medical Company
                  Owens-Brockway Glass Container Trading Company
                  Owens-Brockway Packaging, Inc.
                  Owens-Brockway Plastic Products Inc.
                  Owens-Illinois Closure Inc.
                  Owens-Illinois General Inc.
                  Owens-Illinois Prescription Products Inc.
                  Owens-Illinois Specialty Products Puerto Rico, Inc. Product Design & Engineering, Inc.
                  SeaGate II, Inc.
                  SeaGate III, Inc.
                  SeaGate, Inc.
                  Specialty Packaging Licensing Company
                  Universal Materials, Inc.